April 22, 2019
SRC Energy Issues Preliminary First Quarter 2019 Results; Provides an Operations Update and Updates 2019 Production Guidance
DENVER, CO April 22, 2019 (GlobeNewswire)—SRC Energy Inc. (NYSE American: SRCI) (“SRC” or the “Company”), an oil and gas exploration and production company focused in the Denver-Julesburg Basin, today issues preliminary first quarter 2019 operating results, provides an operations update, updates 2019 production guidance, and announces its first quarter 2019 earnings release and conference call dates.

PRELIMINARY FINANCIAL & OPERATIONS SUMMARY
	Three Months Ended
	3/31/2019	12/31/2018	% Chg.	3/31/2018
Average Daily Volumes
Total Production (BOE)	65,771	59,821	10%	45,397
Oil %	50%	47%		50%
Product Price Received
Crude Oil ($/Bbl) *	$48.33	$52.56	-8%	$56.01
Natural Gas Liquids ($/Bbl)	$12.59	$19.66	-36%	$19.15
Natural Gas ($/Mcf) *	$2.52	$2.68	-6%	$2.14
Differentials
NYMEX WTI *	$(6.500)	$(6.520)	nil	$(6.880)
NYMEX Henry Hub *	$(0.630)	$(0.960)	-34%	$(0.860)
Unit Costs
Lease Operating Expense ($/BOE)	$2.93	$2.44	20%	$1.93
Activity Summary
D&C Capital Expenditures ($MM)	$110	$175	-37%	$111
Operated Wells drilled (gross/net)	28/24	28/25		28/24
Operated Wells Completed (gross/net)	18/16	38/31		12/11

* Includes transportation and gathering expense

For the quarter ended March 31, 2019 production was positively impacted by the continued performance of new wells turned to production, non-operated production volumes and sustained performance from wells associated with the second closing of the GCII acquisition. Furthermore, DCP’s system has maintained consistent throughput during the winter months.

Lower natural gas liquids product pricing during the quarter ended March 31, 2019 were impacted by a redistribution of volume from Mont Belvieu to Conway, a market with lower price realizations, in order to insulate against processing throughput curtailment.

Lease operating expense for the quarter ended March 31, 2019 was elevated due to seasonal increased costs associated with winter operations. In addition, vertical wells have an inherently higher per unit operating cost, and the Company increased its vertical well count with the recent GCII second closing.

Midstream
SRC looks forward to the additional processing capacity on DCP’s O’Connor 2 plant becoming available late in the 2nd quarter. It is anticipated that the additional 200 MMcf/d of processing will take several weeks to ramp to full capacity in the 3rd quarter. Once these additional volumes have been absorbed with adequate time to balance across DCP’s entire system, we expect the 100 MMcf/d of bypass will then be introduced.

2019 Guidance Update
The Company’s initial production guidance for 2019 included a level of conservatism, given the political environment and uncertainty on the timing of DCP Midstream’s O’Connor 2 plant. Subsequently, some of these uncertainties have been reduced with the passage of SB-181 and the additional confidence that construction of the O’Connor 2 plant appears to be on schedule. Consequently, SRC updates its average daily production guidance for the year from the range 59-62 MBoe/d to the range 63-66 MBoe/d. This production increase adjusts for the strong first quarter of 2019, while continuing to reflect the slower cadence of wells expected to be completed and turned to sales for the remainder of the year, as well as anticipated gas processing allocations. No other components of SRC’s original 2019 guidance require adjustment.

Management Comment

Lynn A. Peterson, Chairman and CEO of SRC commented, "Our Company has gotten off to a great start in 2019. Most importantly we continue to see strong well performance, improving midstream capacity and Senate Bill 181 was recently signed into law by Colorado’s governor, which should help bring certainty of our operations to investors. While SRC does not support all parts of the bill, the Company is moving forward with its operations, while recognizing that significant work remains with respect to the COGCC rulemaking process. We highlight that all of our acreage is in Weld County, which is a strong supporter of our industry. We will continue to work together to create a greater Colorado as well as a stronger oil and gas industry."

First Quarter 2019 Earnings Release and Call
SRC plans to issue its first quarter earnings release on Wednesday, May 1, 2019 after the close of trading on the New York Stock Exchange.

SRC will host a conference call on Thursday, May 2, 2019 at 10:00 a.m. Eastern time (8:00 a.m. Mountain time) to discuss the results. The call will be conducted by Chairman and CEO Lynn A. Peterson, CFO James Henderson, Chief Development Officer Nick Spence, Chief Operations Officer Mike Eberhard and Manager of Investor Relations John Richardson. A Q&A session will immediately follow the discussion of the results for the quarter.

To participate in this call please dial:
Domestic Dial-in Number: (877) 407-9122
International Dial-in Number: (201) 493-6747
Webcast: https://78449.themediaframe.com/dataconf/productusers/srci/mediaframe/30055/indexl.html

Replay Information:
Conference ID #:  13690162
Replay Dial-In (Toll Free US & Canada):  877-660-6853
Replay Dial-In (International):  201-612-7415

Expiration Date:  5/16/19

Upcoming Investor Conferences
Presentations provided in conjunction with these events will be available on SRC's website at www.srcenergy.com the morning of the respective presentation. Members of SRC senior management will participate in the following hosted investor events, please refer to the Company’s website for specific presentation dates and attendees:
JP Morgan 2018 Energy Conference - June 18-20, 2019 New York, NY
Barclays CEO Energy-Power Conference – September 3-4, 2019 New York, NY

About SRC Energy Inc.
SRC Energy Inc. is a domestic oil and natural gas exploration and production company. SRC's core area of operations is in the Wattenberg Field of the Denver-Julesburg Basin. The Company's corporate offices are located in Denver, Colorado. More company news and information about SRC is available at www.srcenergy.com.

Important Cautions Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. The use of words such as "believes", "expects", "anticipates", "intends", "plans", "estimates", "should", "likely", “guidance” or similar expressions indicates a forward-looking statement. Forward-looking statements herein include statements regarding expected first quarter and full-year 2019 results, including capital expenditures, costs, drilling and completion activities, midstream activities and production, the timing and impact of additional midstream facilities and the effect of SB 181 and related rules. These statements are subject to risks and uncertainties and are based on the beliefs and assumptions of management, and information currently available to management. The actual results could differ materially from a conclusion, forecast or projection in the forward-looking information. Certain material factors or assumptions were applied in drawing a conclusion or making a forecast or projection as reflected in the forward-looking information. The identification in this press release of factors that may affect the Company's future performance and the accuracy of forward-looking statements is meant to be illustrative and by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Factors that could cause the Company's actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the success of the Company's exploration and development efforts; the price of oil and gas; worldwide economic situation; change in interest rates or inflation; willingness and ability of third parties to honor their contractual commitments; the Company's ability to raise additional capital, as it may be affected by current conditions in the stock market and competition in the oil and gas industry for risk capital; the Company's capital costs, which may be affected by delays or cost overruns; costs of production; environmental and other regulations, as the same presently exist or may later be amended; the Company's ability to identify, finance and integrate any future acquisitions; the volatility of the Company's stock price; the possibility that additional midstream facilities will not be constructed within anticipated time periods or that such facilities will not have the anticipated effect on operations; and the other factors described in the “Risk Factors” sections of the Company’s filings with the Securities and Exchange Commission, all of which are incorporated by reference in this release. Results presented for the first quarter of 2018 are preliminary and subject to change as the Company finalizes its financial statements for the quarter.

Company Contact:
John Richardson (Investor Relations Manager)
SRC Energy Inc.
Tel 720-616-4308
E-mail: jrichardson@srcenergy.com